UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

QUINTILES TRANSNATIONAL CORP.

(Exact name of registrant as specified in its charter)

North Carolina	000-23520	56-1714315
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification Number)

4709 Creekstone Drive, Suite 200, Durham, North Carolina 27703-8411
(Address of principal executive offices)

(919) 998-2000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

     On March 31, 2005, Quintiles Transnational Corp. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Credit Agreement, dated as of September 25, 2003, as amended by Amendment No. 1, dated as of June 22, 2004 (as amended, the “Credit Agreement”), among the Company, as Borrower, Citicorp North America, Inc., as Administrative Agent, and the Lenders and other parties signatory thereto.

     The Amendment (1) decreases the interest rate under the Term Loan B facility by 2.50%; (2) lessens the Interest Expense Coverage Ratio and Total Leverage Ratio requirements for selected future periods; (3) adjusts the Senior Leverage Ratio from 2.0 to 1.75 through December 31, 2005, which could further limit the Company’s ability to incur additional Senior Indebtedness during 2005; (4) increases the Company’s capacity for additional Asset Sales by $150.0 million; (5) increases the Company’s capacity to make certain investments outside the United States by $100.0 million; (6) increases the Company’s capacity to make Permitted PharmaBio Investments by $100.0 million; (7) permits the Company to include certain restructuring charges in the calculation of its Consolidated EBITDA; (8) permits the Company to offset its Consolidated Indebtedness by an additional $50.0 million of available cash; and (9) makes other clarifying or correcting changes. Capitalized terms included in this paragraph have the meanings defined in the Credit Agreement.

     On March 31, 2005, the Company paid down $150.0 million of the approximately $306.1 million outstanding under the Term Loan B facility and paid approximately $2.3 million to the Administrative Agent and Lenders in connection with the Amendment.

     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.01 hereto and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(c)      Exhibits.

Exhibit No.	Description
10.01	Amendment No. 2, dated March 31, 2005, to Credit Agreement, dated September 25, 2003, among Quintiles Transnational Corp., the Lenders referred to therein and Citicorp North America, Inc., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTILES TRANSNATIONAL CORP.

	By:	/s/ John D. Ratliff

John D. Ratliff Executive Vice President and Chief Financial Officer

Dated: April 1, 2005

EXHIBIT LIST

Exhibit No.	Description
10.01	Amendment No. 2, dated March 31, 2005, to Credit Agreement, dated September 25, 2003, among Quintiles Transnational Corp., the Lenders referred to therein and Citicorp North America, Inc., as Administrative Agent

4